Table of Contents

United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒      Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

ODYSSEY HEALTH, INC.

(Name of Registrant as Specified in Its Charter)

___________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ODYSSEY HEALTH, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Odyssey Health, Inc. formerly known as Odyssey Group International, Inc.:

The annual meeting of stockholders of Odyssey Health, Inc. will be held at the law offices of Brinen & Associates, LLC, 90 Broad Street, Tenth Floor, New York, New York 10004 on _______, at 10:00 am Eastern Time for the following purposes:

1.	To elect five members of our board of directors to serve until our next annual meeting or their successors are otherwise duly elected and qualified;
2.	Approve, on an advisory basis, the Company's executive compensation;
3.	Approve an amendment to our Amended and Restated Articles of Incorporation to effect a reverse stock split of our outstanding Common Stock by a ratio of not less than one-for-two and not more than one-for-two hundred, with the exact ratio to be set within this range by our Board of Directors in its sole discretion at any time on or before December 31, 2023, the implementation and timing of which shall be subject to the discretion of our Board of Directors;
4.	Ratify the appointment of Turner, Stone & Co. LLP as our independent registered public accounting firm for the year ending July 31, 2023; and
5.	To consider and act up on any other matter which may properly come before the annual meeting or any adjournment thereof.

Only stockholders who held their shares at the close of business on _______, the record date, are entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to participate in the annual meeting. Whether or not you plan to participate in the annual meeting, please sign and promptly return the enclosed proxy card, which you may revoke at any time prior to its use. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the annual meeting in accordance with your proxy.

By Order of the Board of Directors,

/s/ Joseph Michael Redmond
Joseph Michael Redmond President and Chief Executive Officer

Las Vegas, Nevada

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to Be Held on

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a Notice of Annual Meeting and a 2023 Annual Report to Stockholders, and by notifying you of the availability of our proxy materials on the Internet. The Notice of Annual Meeting, Proxy Statement and 2023 Annual Report to Stockholders are available at http://www.odysseyhealthinc.com. In accordance with the SEC rules, the materials on the website are searchable, readable and printable, and the website does not have “cookies” or other tracking devices which identify visitors.

2023 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

TABLE OF CONTENTS

PROXY STATEMENT	1

PROPOSAL NO. 1: ELECTION OF DIRECTORS	5

INFORMATION CONCERNING THE BOARD OF DIRECTORS	7

AUDIT COMMITTEE REPORT TO STOCKHOLDERS	11

DIRECTOR COMPENSATION	12

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	13

EXECUTIVE OFFICERS	14

EXECUTIVE COMPENSATION	15

PROPOSAL NO. 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION	19

PROPOSAL NO. 3: APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK BY A RATIO OF NOT LESS THAN ONE-FOR-TWO AND NOT MORE THAN ONE-FOR-TWO HUNDRED, WITH THE EXACT RATIO TO BE SET WITHIN THIS RANGE BY OUR BOARD OF DIRECTORS IN ITS SOLE DISCRETION, AT ANY TIME ON OR BEFORE DECEMBER 31, 2023, THE IMPLEMENTATION AND TIMING OF WHICH SHALL BE SUBJECT TO THE DISCRETION OF OUR BOARD OF DIRECTORS	20

PROPOSAL NO. 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2023	28

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	29

CODE OF ETHICS	29

ANTI-HEDGING POLICY	29

HOUSEHOLDING	29

OTHER MATTERS	29

APPENDIX A: SAMPLE PROXY CARD	A-1

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Odyssey Health, Inc.

2300 West Sahara Avenue

Suite 800 - #4012

Las Vegas, NV 89102

PROXY STATEMENT

General Information

Our Board of Directors (the “Board”) is furnishing this Proxy Statement and the accompanying Annual Report to Stockholders, Notice of Annual Meeting and proxy card in connection with its solicitation of proxies for use at our 2023 annual meeting of stockholders (the “Annual Meeting”) or any adjournment thereof. The Annual Meeting will be held at the law offices of Brinen & Associates, LLC, 90 Broad Street, Tenth Floor, New York, New York 10004 on __________, at 10:00 am Eastern Daylight Time.

Our Board has designated the persons named on the enclosed proxy card, J. Michael Redmond and Christine M. Farrell, to serve as proxy in connection with the Annual Meeting. These proxy materials and the accompanying Annual Report to Stockholders are being mailed on or about __________ to our stockholders of record as of __________.

How Do I Vote?

If you are a stockholder of record, there are several ways to vote:

•	by participating in the Annual Meeting in person;

•	by completing and mailing your proxy card (if you received printed proxy materials); or

•	by following the instructions on your proxy card for voting either online or by phone.

Even if you plan to participate in the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to participate in the Annual Meeting.

If your shares are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” (and you are a “street name stockholder”), you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares.  As discussed below, if you are a street name stockholder, you may not vote your shares live during the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee

Can I attend the Annual Meeting in person?

You may attend the meeting in person. The meeting will be held at law offices of Brinen & Associates, LLC, 90 Broad Street, Tenth Floor, New York, New York 10004 at 10:00 am Eastern Daylight Time on _______.

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Revocability of Proxies

If you are a stockholder of record, you may change your vote or revoke any proxy you execute at any time prior to its use at the Annual Meeting by:

•	delivering written notice of revocation to our Corporate Secretary at the address provided on above; or

•	delivering an executed proxy bearing a later date to our Corporate Secretary at the address provided on above.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

Record Date

Our Board has fixed the close of business on _______ as the record date for determining which of our stockholders are entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date, shares of our common stock were outstanding.

Voting; Quorum

Each share of common stock outstanding on the record date is entitled to one vote per share at the Annual Meeting. Stockholders are not entitled to cumulate their votes. The presence, in person or by proxy, of the holders of a majority of our outstanding shares of common stock is necessary to constitute a quorum at the Annual Meeting.

Votes Required to Approve Each Proposal

If a quorum is present at the Annual Meeting:

(i)	the five (5) nominees for the election of directors who receive the greatest number of votes cast by the shares present and voting in person or by proxy will be elected as directors;

(ii)	the non-binding, advisory vote to approve the compensation of the named executive officers will be approved if the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on the matter;

(iii)	the proposal to approve the grant to the Board of Directors the discretionary authority to effect a reverse stock split to the company's common stock will be approved if the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on the matter; and

(iv)	the ratification of the selection of the independent registered public accounting firm will be approved if the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on the matter.

Counting of Votes; Abstentions

You may vote “FOR” or “WITHHOLD” authority to vote for the nominees for election as directors. If you vote your shares without providing specific instructions, your shares will be voted FOR the nominees for election to the Board of Directors. If you vote to “WITHHOLD” authority to vote for the nominees for election as directors, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be counted as a vote cast on the proposal and will have no effect in determining whether a nominee is elected.

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You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting when voting on the proposals regarding the advisory vote on named executive officer compensation; the approval of the grant to the Board the discretionary authority to effect a reverse stock split to the company's common stock; and the ratification of the selection of the independent registered public accounting firm. If you choose “ABSTAIN” from voting on a proposal, your shares represented will be counted as present for the purpose of determining a quorum. Abstentions are at the meeting and entitled to vote, so an abstention has the same effect as a vote against.

Broker Discretionary Voting

If your shares are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice of Annual Meeting was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to participate in the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

If you hold your shares in street name, your broker, bank or other similar institution may be able to vote your shares without your instructions depending on whether the matter being voted on is “discretionary” or “non-discretionary.” In the case of a discretionary matter (for example, the ratification of the independent registered public accounting firm), your broker is permitted to vote your shares of common stock if you have not given voting instructions. In the case of a non-discretionary matter (for example, the election of directors, the grant to the Board the discretionary authority to effect a reverse stock split to the company's common stock, the advisory vote to approve named executive officer compensation and the proposal regarding the Amended and Restated 2021 Omnibus Stock Incentive Plan), your broker cannot vote your shares if you have not given voting instructions.

A “broker non-vote” occurs when your broker submits a proxy for the Annual Meeting with respect to discretionary matters, but does not vote on non-discretionary matters because you did not provide voting instructions on these matters. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted as entitled to vote for a proposal and will have no effect on the outcome of any proposal. Therefore, it is important that you provide specific voting instructions to your broker, bank or other nominee.

Proxy Procedure

When a proxy card is properly dated, executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with the instructions specified in the proxy. If no specific instructions are given, but the proxy card is properly executed, the shares will be voted in accordance with the Board’s recommendations: FOR the election of the director nominees described below; FOR the approval of the named executive officer compensation; FOR the approval of the grant to the Board the discretionary authority to effect a reverse stock split to the Company's common stock; and FOR the ratification of Turner, Stone & Co. LLP as our independent registered public accounting firm for the year ending July 31, 2023.

If other matters come before the Annual Meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment with respect to such matters. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

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Cost of Proxy Solicitation

We will bear all costs associated with the solicitation of proxies in connection with the Annual Meeting. We do not plan to hire a proxy solicitor, but, to the extent we choose to use proxy solicitor services, we will pay the related fees and expenses.

Procedures for Stockholder Proposals and Nominations

To be timely for our 2024 annual meeting, a Stockholder’s notice must be delivered to or mailed and received at the principal executive office of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day before the first anniversary of the preceding year’s annual meeting; provided, however, that, in the event that no annual meeting was held in the previous year or that the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the Stockholder to be timely must be so received not earlier than the close of business on the ninetieth (90th) day before such annual meeting and not later than the close of business on the later of the sixtieth (60th) day before such annual meeting or, in the event that public announcement of the date of such annual meeting is first made by the Corporation fewer than seventy (70) days before the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation.

A Stockholder’s notice to the Secretary of the Corporation shall set forth as to each matter that such Stockholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation’s books, of the Stockholder proposing such business, (C) the class and number of shares of the Corporation that are beneficially owned by such Stockholder, (D) any material interest of such Stockholder in such business and (E) any other information that is required to be provided by such Stockholder pursuant to Regulation 14A under the 1934 Act, in his capacity as a proponent of a Stockholder proposal.

Where can I find the results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K after they become available.

Where You Can Find More Information

We file our proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (“Exchange Act”). The SEC maintains an Internet site at http://www.sec.gov/ where you can obtain most of our SEC filings. We also make available, free of charge, on our website at www.odysseyhealthinc.com /investors, our proxy statements filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after they are filed electronically with the SEC.

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PROPOSAL NO. 1:

ELECTION OF DIRECTORS

According to our Bylaws, our Board shall be comprised of no more than thirteen directors, provided, however that the number may be otherwise set by resolution of our Board. The Board has fixed the authorized number of our directors at five.

At this Annual Meeting, our stockholders will elect five directors to serve until our 2023 annual meeting or until their respective successors are elected and qualified. Our Board has nominated the individuals listed below to serve on our Board. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, our Board may provide for a lesser number of directors or designate a substitute. If our Board designates a substitute, the proxy holders will have the discretionary authority to vote for the substitute. Proxies may not be voted for more than five nominees.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” EACH OF THE FOLLOWING NOMINEES FOR ELECTION AS DIRECTOR:

Information regarding our director nominees as of the record date of this Proxy Statement is set forth below:

Name	Age	Position with Odyssey	Director Since
Joseph Michael Redmond	62	Chief Executive Officer, President and Chairman of the Board	2017
Jerome H. Casey	63	Director	2019
Jeffrey Conroy	57	Director	2019
John P. Gandolfo	62	Director	2019
Ricky W. Richardson	60	Director	2021

Joseph Michael Redmond has served as our Chief Executive Officer, President and Chairman of the Board since 2017. Mr. Redmond has over 30 years commercial experience in medical device companies. Prior to joining Odyssey, Mr. Redmond served as CEO of Parallax Health Sciences, Inc., a healthcare related company, from 2010 to 2017 where he acquired two businesses and three different patented technologies. Prior to this, Mr. Redmond was V.P. of Business Development for DxTech, Inc., a start-up company developing a unique point of care diagnostic testing platform, from 2007 to 2009 when the company was sold. Prior to this, Mr. Redmond served as the V.P. of Sales and Marketing for Bioject Medical Technologies, Inc. (“Bioject”), a medical device company specializing in unique drug delivery technologies, from 1996 to 2007. While at Bioject, Mr. Redmond helped raise over $15 million in capital, entered into several licensing and distribution deals with major biotech and pharmaceutical companies and grew the market cap of the company from under $10 million to over $400 million. Prior to this, Mr. Redmond held various sales and marketing positions at Abbott Laboratories a multi-billion dollar healthcare company and helped start KMC Systems Inc., now a leading private label developer and manufacturer of medical devices and instrumentation. Mr. Redmond was in charge of Sales and Marketing and grew the company from start-up to over $50 million in revenue. Mr. Redmond has a B.A. degree from Denison University.

We believe that Mr. Redmond possesses specific attributes that qualify him to serve on the board of directors, including his extensive experience in the health and wellness industry while working with and managing companies within the industry and as a board member his knowledge about product strategies and marketing will assist the company in developing businesses. Mr. Redmond has management experience in a publicly traded company.

Jerome H. Casey has been a Director since September 2019. Mr. Casey has been a leader in the life science industry for over 30 years. Mr. Casey served as a senior executive at Genzyme Corporation, a biotechnology company, from 1989 to 2011. Mr. Casey was the driver behind Genzyme’s commercial success in the diagnostics arena, building a $175 million business which Genzyme sold to Japan-based Sekisui Chemical in 2011. Mr. Casey then became the President and COO of the new entity, Sekisui Diagnostics, LLC, until the end of 2014. While President and COO, Mr. Casey established the strategic direction for the company; led the global organization, including the commercial, operations, research and development, finance, human resources, and legal functions; and achieved the annual and long-term financial objectives of the business. Since 2015, Mr. Casey has been actively involved in several life sciences ventures, both as an advisor and an investor, while serving on multiple Boards. Mr. Casey holds an M.B.A. degree in Finance and a B.A. degree in Political Science from the University of Connecticut.

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We believe that Mr. Casey possesses specific attributes that qualify Mr. Casey to serve on the board of directors, including Mr. Casey’s extensive experience in the life sciences and pharmaceutical industries, as well as Mr. Casey’s management experience. Mr. Casey has management experience in a publicly-traded company.

Jeffrey Conroy has been a Director since August 2019. Mr. Conroy is an operating and business development executive with over 30 years in the life science industry across therapeutics and medical devices. Mr. Conroy has served as the Chairman and CEO of Embody, a DARPA-funded medical device company developing regenerative implants for tendon and ligament repair, from July 2015 to present. From 2012 to 2019, he served as the Head of Corporate Development for Especificos Stendhal S.A. de C.V., a Latin American specialty pharmaceutical company. Mr. Conroy is also currently the Managing Director of Windward Investments, where he structures licensing partnerships for life science companies. Mr. Conroy is an independent director of Cingulate Therapeutics, a CNS company developing ADHD therapeutics. Mr. Conroy holds a B.S. degree in Business Administration from Providence College.

We believe that Mr. Conroy possesses specific attributes that qualify Mr. Conroy to serve on the board of directors, including Mr. Conroy’s extensive experience in the life sciences and pharmaceutical industries, as well as Mr. Conroy’s management experience. Mr. Conroy has management experience in a publicly-traded company.

John P. Gandolfo has been a Director since October 2019. Mr. Gandolfo has approximately 33 years of experience as a Chief Financial Officer (“CFO”) of multiple rapidly growing private and publicly held companies with a primary focus in the life sciences, healthcare and medical device areas. Mr. Gandolfo has had direct responsibility over capital raising, including five public offerings, financial management, mergers and acquisition transactions and SEC reporting throughout his professional career. Mr. Gandolfo serves as CFO of Eyenovia, Inc., a late-stage ophthalmic biopharmaceutical company, from January 2018 to present. Prior to this, Mr. Gandolfo was CFO of Xtant Medical Holdings, Inc., a biologics company, from July 2010 through September 2017. Prior to this, he served as the CFO for Progenitor Cell Therapy LLC from January 2009 to June 2010 and, before that, as CFO of Power Medical Interventions, Inc. from January 2007 to January 2009. Mr. Gandolfo was the CFO of Bioject Medical Technologies, Inc. prior to this. He was also the CFO of Capital Access Network, Inc., from 2000 through September 2001, and Xceed, Inc. from 1999 to 2000. From 1994 to 1999, Mr. Gandolfo was CFO and COO of Impath, Inc. From 1987 through 1994, he was CFO of Medical Resources, Inc. Mr. Gandolfo received his B.A. degree in Business Administration from Rutgers University. Mr. Gandolfo is currently a member of the Board of Directors of Electrocore, Inc. and sits on their audit committee.

We believe that Mr. Gandolfo possesses specific attributes that qualify Mr. Gandolfo to serve on the board of directors, including Mr. Gandolfo’s extensive experience in the life sciences and pharmaceutical industries, as well as John P. Gandolfo’s management experience. Mr. Gandolfo has management experience in a publicly-traded company.

Ricky W. Richardson has been a Director since May 2021. Mr. Richardson has over 30 years of experience as a global operations and quality leader. He possesses strong operations and quality experience that includes change management, multi-plant operations, financial acumen, supply chain/vendor management, strategic business development, start-up planning and execution, new product introductions and lean deployment. From November 2020 to present, Mr. Richardson has served as the Vice President of Quality and Continuous Improvement for Advanced Drainage Systems, which is an industry leader in the design and manufacturing of products supporting water management solutions. From September 2011 to October 2020, Mr. Richardson held positions at Danaher Corporation, a multi-billion dollar global manufacturer of Diagnostic, Life Sciences, Product Identification, Water Quality and Environmental/Applied Solutions products and services. His most recent positions included Corporate Director of Danaher Business Systems “DBS” Integration Regulatory Affairs and Compliance and Corporate Director, of DBS Operations and Lean. From February 2008 to July 2011, Mr. Richardson was Director of Operations, Continuous Improvement for Stryker Orthopaedics, a multi-billion dollar global manufacturer of Orthopaedics. Prior to this, Mr. Richardson held various positions at Bioject Medical Technologies, Inc., Baxter Healthcare and Texas Instruments. From 1984 to 1987 he was a Lieutenant, Field Artillery, with the U.S. Army. He holds a B.S. degree in Engineering from the U.S. Military Academy, West Point, NY.

We believe that Mr. Richardson possesses specific attributes that qualify Mr. Richardson to serve on the board of directors, including Mr. Richardson’s extensive experience in the life sciences and medical device industries, as well as Mr. Richardson’s management experience. Mr. Richardson has management experience in a publicly-traded company.

No family relationship exists among any of the directors or executive officers. No arrangement or understanding exists between any director or executive officer and any other person pursuant to which any director was selected as a director or executive officer of Odyssey.

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INFORMATION CONCERNING THE BOARD OF DIRECTORS

Corporate Governance

Our Board selects our senior management team, which is charged with conducting our business. Having selected our senior management team, our Board acts as an advisor to senior management and monitors their performance. Our Board reviews strategies, financial objectives and operating plans. It also plans for management succession of our CEO, as well as other senior management positions, and oversees our compliance efforts.

Under the rules of the national securities exchanges, a majority of a listed company’s board of directors must be comprised of independent directors, and each member of a listed company’s audit, compensation, and nominating and corporate governance committees must be independent as well. Under the same rules, a director will only qualify as an “independent director” if that company’s board of directors affirmatively determines that such director has no material relationship with that company, either directly or as a partner, stockholder or officer of an organization that has a relationship with that company. We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by the NASDAQ National Market, and the Securities and Exchange Commission.

Our Board has determined Messrs. Casey, Conroy, Gandolfo and Richardson are “independent directors” as defined in the NASDAQ listing standards and applicable SEC rules.

In addition, we determined that the members of our audit committee satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. In order to be considered to be independent for purposes of Rule 10A-3, no member of the audit committee may, other than in his capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the company or any of its subsidiaries or (2) be an affiliated person of the company or any of its subsidiaries.

Our Board met five times in fiscal 2022 and all of our directors attended at least ninety-five percent (95%) of the meetings of our Board and of the meetings held by the committee(s) on which they served. Currently, we do not have a policy requiring our Board members' attendance at the annual stockholders meeting.

Board Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer are to be held by the same person, Mr. Redmond. Our By-laws state the chairman and CEO can be one in the same.

Transactions with Related Persons

Our Board recognizes that “transactions” with a “related person” (as such terms are defined in Item 404 of Regulation S-K) present a heightened risk of conflict of interest and/or improper valuation (or the perception thereof) and, therefore, has adopted a policy which shall be followed in connection with all related person transactions. Specifically, this policy addresses our procedures for the review, approval and ratification of all related person transactions.

Our Board has determined that the Audit Committee is best suited to review and approve related person transactions. Accordingly, any related person transactions recommended by management shall be presented to the Audit Committee for approval at a regularly scheduled meeting of the Audit Committee. Any related person transaction shall be consummated or shall continue only if the Audit Committee approves the transaction, the disinterested members of our Board approve the transaction, or the transaction involves compensation approved by the Compensation Committee.

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Committees of the Board

Our Board currently has three standing committees: an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. Each committee is governed by a written charter. The full text of each committee charter is available on our website located at www.odysseyhealthinc.com/investor-relations or in print to any interested party who requests it. Requests should be sent to the Odyssey Health, Inc. Corporate Secretary at the address provided on page 1 of this Proxy Statement.

The Audit Committee

The Audit Committee assists our Board in fulfilling its oversight responsibility for the (i) financial reporting process, (ii) the system of internal control over financial reporting, (iii) the audit process, and (iv) our process for monitoring compliance with laws and regulations and the code of conduct.

In fulfilling the duties outlined in its charter, the Audit Committee, among other things, shall have the authority and responsibility to:

•	select, evaluate and, where appropriate, replace our independent registered public accounting firm;

•	review and confirm the independence of the external auditors by obtaining statements from the auditors on relationships between the auditors and the company, including non-audit services, and discussing the relationships with the auditors;

•	review and discuss with management and our independent registered public accounting firm, prior to release to the general public and legal and regulatory agencies, our annual audited financial statements and quarterly financial statements, including disclosures contained in our Annual Report on Form 10-K under the section heading “Management's Discussion and Analysis of Financial Condition and Results of Operations,” and matters required to be reviewed under applicable legal, regulatory or public company exchange listing requirements;

•	consider the effectiveness of our internal control over annual and interim financial reporting, and understand the scope of internal and external auditors’ review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses;

•	review the effectiveness of the internal audit function, including compliance with The Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing;

•	review management's report on internal control over financial reporting and discuss with management and the independent registered public accounting firm any significant deficiencies or material weaknesses in the design or operation of our internal controls;

•	retain outside counsel, accountants or others to advise the committee or assist in the conduct of an investigation; and

•	seek any information it requires from employees or external parties and meet with company officers, external auditors or outside counsel, as necessary.

A copy of the full text of the Audit Committee Charter can be found on our website at www.odysseyhealthinc.com.

The Audit Committee is comprised of three independent directors: John P. Gandolfo (Chair) and our financial expert, Jerome H. Casey and Jeffrey Conroy. The Audit Committee met four times in fiscal 2022.

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The Compensation Committee

The Compensation Committee was established to support the Board in fulfilling its fiduciary responsibilities relating to compensation of our executive officers, the adoption of policies that govern our compensation and benefit programs, oversight of plans for executive officer development and succession and ensuring compliance with regulatory bodies where applicable. The Compensation Committee is responsible for overseeing the compensation of our employees, including equity-based plans, and employee benefit plans and practices, including the compensation and benefits of our executive officers. The Compensation Committee also administers our Amended and Restated 2021 Omnibus Stock Incentive Plan.

In fulfilling the duties outlined in its charter, the Compensation Committee, among other things, shall:

•	assist the Board in establishing CEO annual goals and objectives and recommend the CEO’s annual compensation including salary, bonus, incentive and equity compensation, as applicable, to the other independent members of the Board for approval;

•	review the structure and competitiveness of our CEO’s compensation programs considering the following factors: (i) the attraction and retention of the CEO; (ii) the motivation of the CEO to achieve our business objectives; and (iii) the alignment of the interests of the CEO with the long-term interests of our stockholders;

•	oversee the evaluation of the performance of our other executive officers and approve the annual compensation, including salary, bonus, incentive and equity compensation, for executive management;

•	review the structure and competitiveness of our executive compensation programs considering the following factors: (i) the attraction and retention; (ii) the motivation of executive management to achieve our business objectives; and (iii) the alignment of the interests of executive management with the long-term interests of our stockholders; and

•	with respect to SEC reporting requirements, review and discuss with management our compensation discussion and analysis, and oversee the preparation of, and approve, the Compensation Committee's report on executive compensation to be included in our proxy statement.

The Compensation Committee is comprised of three independent members: Jeffrey Conroy (Chair), John P. Gandolfo and Ricky W. Richardson. The Compensation Committee met two times in fiscal 2022.

Pursuant to its charter, the Compensation Committee has the authority, to the extent it deems necessary or appropriate, to retain compensation consultants, independent legal counsel or other advisors and has the authority to approve the fees and other retention terms with respect to such advisors. From time to time the Compensation Committee may engage compensation consultants to advise it on certain matters.

A copy of the full text of the Compensation Committee Charter can be found on our website at www.odysseyhealthinc.com.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of three independent directors: Jeffrey Conroy (Chairman) and John P. Gandolfo and Ricky Richardson. No officer of the Company is on the board or compensation committee of any other company where a member of the Odyssey Compensation Committee is an officer.

The Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee was established to support the Board in fulfilling its fiduciary duties to appoint the best-qualified candidates for the Board, and CEO positions.

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In fulfilling the duties outlined in its charter, the Corporate Governance and Nominating Committee, among other things, shall:

•	identify individuals qualified to become members of our Board and select director nominees to be presented for stockholder approval at our annual meeting of stockholders;

•	review nominations against the selection criteria established by this Committee and develop a slate of nominees that represents those criteria for board selection;

•	vet all candidates to ensure that they have the proper competencies, experience and willingness to fulfill their duties and responsibilities as board directors; and

•	ensure that the board composition reflects the necessary criteria that meets best practices for independence and diversity.

The Corporate Governance and Nominating Committee will consider recommendations for directorships submitted by stockholders. Stockholders who wish the Corporate Governance and Nominating Committee to consider their directorship recommendations should submit their recommendations in writing to Odyssey Health, Inc., 2300 West Sahara Avenue, Suite 800 - #4012, Las Vegas, NV 89102, Attn: Chairman of the Corporate Governance and Nominating Committee. Recommendations by stockholders that are made in accordance with these procedures will receive the same consideration given to nominations made by the Corporate Governance and Nominating Committee.

Nominees may be suggested by directors, members of management, stockholders or, in some cases, by a third-party firm. In identifying and considering candidates for nomination to the Board, the Corporate Governance and Nominating Committee considers a candidate's quality of experience, the needs and the range of talent and experience represented on our Board. In evaluating particular candidates, the Corporate Governance and Nominating Committee will review the nominee's qualifications to ensure that they have the proper competencies, experience and willingness to fulfill their duties and responsibilities as board directors. The Corporate Governance and Nominating Committee will also ensure that the board composition reflects the necessary criteria that meets best practices for independence and diversity.

The Corporate Governance and Nominating Committee is comprised of three independent directors: Jeffrey Conroy (Chairman) and John P. Gandolfo and Ricky W. Richardson. The Corporate Governance and Nominating Committee met two times in fiscal 2022.

A full copy of the Corporate Governance and Nominating Committee Charter can be found on our website at www.odysseyhealthinc.com.

Communications with Directors

All interested parties may send correspondence to our Corporate Secretary at the following address: Odyssey Health, Inc., 2300 West Sahara Avenue, Suite 800 - #4012, Las Vegas, NV 89102.

Your communications should indicate that you are a stockholder of Odyssey. Depending on the subject matter, we will either forward the communication to the director or directors to whom it is addressed (or, if no director is specified, to the Chairman), attempt to handle the inquiry directly, or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. Correspondence marked confidential will not be opened prior to forwarding to the Board or any individual director.

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Board Leadership Structure

Our Board has a majority of independent directors; four out of our five director nominees are independent. All committees are currently composed by a majority of independent directors. After the election of directors, it will be composed of solely of independent directors.

Board Role in Risk Oversight

While risk management is primarily the responsibility of our management team, our Board is responsible for overall supervision of risk management efforts as they relate to the key business risks we face. Management identifies, assesses, and manages the risks most critical to our operations and routinely advises our Board regarding those matters. Areas of material risk may include operational, financial, legal and regulatory, human capital, information technology and security, and strategic and reputational risks. Our Board's role in risk oversight is consistent with our leadership structure, with senior management having responsibility for assessing and managing risk exposure, and our Board and its committees providing oversight in connection with those efforts.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

Our Audit Committee has reviewed and discussed with our management and Turner, Stone & Company, LLP our audited consolidated financial statements and managements report on internal control over financial reporting for the year ended July 31, 2022. Our Audit Committee has also discussed with Turner, Stone & Company, LLP the matters required to be discussed by Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communications with Audit Committees.”

Our Audit Committee has received and reviewed the written disclosures and the letter from Turner, Stone & Company LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our audit committee concerning independence and has discussed with Turner, Stone & Company, LLP its independence from us.

Based on the review and discussions referred to above, our Audit Committee recommended to our Board that the audited consolidated financial statements be included in our annual report on Form 10-K for the year ended July 31, 2022 for filing with the U.S. SEC.

Respectfully Submitted,

John P. Gandolfo, Chairman

Jerome H. Casey

Jeffrey Conroy

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DIRECTOR COMPENSATION

At this time, members of our Board do not receive cash compensation for service on our Board, nor on any committee thereof. They receive restricted stock units upon becoming a director and each year thereafter. In addition, they may be reimbursed for certain expenses in connection with attendance at meetings of our Board and committees thereof.

Initial Equity Grant

Upon joining our Board, we have historically granted to each new director restricted stock units (“RSUs”) for 500,000 shares of our common stock. 200,000 shares vest upon becoming a Board member, 200,000 shares vest on the first anniversary and 100,000 shares vest on the second anniversary, subject to acceleration upon a corporate transaction, provided in each that the director is in the continuous service of the Company through the vesting event.

Annual Board Service Equity Grant

On the date of each annual meeting, each non-employee director will receive an RSU grant for 500,000 shares of our common stock, which will vest monthly over a twelve-month period. Generally, shares are delivered in respect of vested director equity grants upon the earlier of a director’s cessation of service or a corporate transaction.

May 2022 Stock Option Grant

In May 2022, each non-employee director received a stock option grant exercisable for 500,000 shares of our common stock with an exercise price of $0.30 per share. The options vest 50% on May 19, 2023 and 50% on May 19, 2024.

Director Compensation Table

The following table shows information regarding the compensation earned or paid during fiscal 2022 to non-employee directors.

	Stock Awards	Option Awards	Total
Name	($)(1)	($)(2)	($)
Jerome H. Casey	$225,000	$150,000	$375,000
Jeffrey Conroy	225,000	150,000	375,000
John P. Gandolfo	225,000	150,000	375,000
Ricky W. Richardson	–	150,000	150,000

_______________________

(1)	500,000 restricted stock units were granted on September 14, 2021 vesting monthly over 12 months. See Note 2 Summary of Significant Accounting Policies, of Notes to Financial Statements included in our Form 10-K for the fiscal year ended July 31, 2022, for information regarding the determination of the fair value of the awards.
(2)	500,000 stock options were granted on May 19, 2022, 50% vest on the first anniversary and 50% vest on the second anniversary. See Note 7 Stock-Based Awards, of Notes to Financial Statements included in our Form 10-K for the fiscal year ended July 31, 2022, for the assumptions used in determining the fair value of the awards.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC. The following tables set forth certain information concerning the beneficial ownership of our common stock at November 16, 2022, by: (i) each person known by us to own beneficially more than 5% of our outstanding capital stock; (ii) each of the directors and named executive officers; and (iii) all current directors and executive officers as a group.

Unless otherwise indicated, the principal address of each of the stockholders below is c/o Odyssey Health, Inc., 2300 West Sahara Avenue, Suite 800 - #4012, Las Vegas, NV 89102. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

Name of Beneficial Owner	Address of Beneficial Owner	Number of Shares Beneficially Owned*	Percentage of Class**
Dr. Jacob W. VanLandingham, Vice President of Drug Development(1)		10,359,000	13.9%
Joseph Michael Redmond, President, CEO and Chairman(2)		10,333,334	13.6%
Prevacus, Inc.(1)	1400 Village Square Blvd Suite 3 #414 Tallahassee, FL 32312	8,609,000	11.6%
Christine M. Farrell, Chief Financial Officer and Secretary(3)		966,667	***
Jerome H. Casey, Director		1,000,000	***
Jeffrey Conroy, Director		1,000,000	***
John P. Gandolfo, Director		1,000,000	***
Ricky W. Richardson, Director		400,000	***
Directors and Executive Officers as a Group (6 persons)		14,700,001	19.5%

________________________

* Beneficial ownership is determined in accordance with the rules of the SEC that generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Common stock subject to equity awards that are currently exercisable or exercisable or vest within 60 days of the date of November 16, 2022 are deemed to be outstanding and to be beneficially owned by the person or group holding such awards for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household.

** Percent of class is calculated on the basis of 73,994,154 shares outstanding on November 16, 2022, plus the number of shares the person has the right to acquire within 60 days of November 16, 2022.

(1)	Dr. VanLandingham is the beneficial owner of Prevacus, Inc. which holds 8,609,000 shares of common stock.
(2)	Includes 166,667 RSUs vesting within 60 days and 1,666,667 RSUs vested but not included in the outstanding.
(3)	Includes 55,556 RSUs vesting within 60 days and 811,111 RSUs vested but not included in the outstanding.

*** Less than 5%.

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EXECUTIVE OFFICERS

The following table provides certain summary information concerning our executive officers.

Name	Age	Current Position(s) with Odyssey	Officer Since
Joseph Michael Redmond	62	Director, President and Chief Executive Officer	2017
Christine M. Farrell	62	Chief Financial Officer and Secretary	2019

Biographical information for Mr. Redmond is located above under the heading “Proposal No. 1: Election of Directors.”

Christine M. Farrell joined Odyssey April 2019 as a financial consultant serving as our Controller and Secretary and became Chief Financial Officer and Secretary in January 2021. From February 1997 to 2014, Ms. Farrell was Vice President of Finance for Bioject Medical Technologies Inc., a medical device company specializing in unique drug delivery technologies. Prior to joining Bioject, Ms. Farrell held accounting and financial management positions with Spar-Tek Industries, a manufacturer of high quality and cutting-edge technology for the plywood industry, and Action Machinery, a seller of new and used robotic machine tools and equipment. Ms. Farrell holds a B.A. degree in Accounting from the University of Washington and an M.B.A. from Willamette University in Salem, Oregon.

We believe that Ms. Farrell possesses specific attributes that qualify Ms. Farrell to serve as Chief Financial Officer, including experience in the medical device industry and management experience in a publicly-traded company.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table provides certain summary information concerning the compensation of our Chief Executive Officer and Controller for fiscal years 2022 and 2021.

Name and Principal Position		Salary ($)		Bonus		Stock Awards ($)(9)		Option Awards ($)		All Other Compensation		Total ($)
Joseph Michael Redmond	2022	$360,000	[1]	$360,000	[1]	$–		$225,000	[6]	$–		$945,000
President, Chief Executive Officer and Chairman	2021	324,740	[1]	–		593,000	[4]	–		–		917,740
Christine M. Farrell	2022	200,000	[2]	40,000	[2]	–		180,000	[7]	2,022	[8]	422,022
Chief Financial Officer and Secretary	2021	170,643	[3]	–		180,000	[5]	–		4,718	[8]	355,361

[1]	As of July 31, 2022 and 2021, Mr. Redmond had accrued salary of $336,154 and $183,846, which will be paid either in cash or stock at a future date. In addition, Mr. Redmond’s bonus of $360,000 has not been paid. Mr. Redmond’s bonus was determined in accordance with the 2021 bonus plan and reflected achieving 100% of established goals.
[2]	As of July 31, 2022, Ms. Farrell had accrued salary of $84,617, which will be paid either in cash or stock at a future date. In addition, Ms. Farrell’s bonus of $40,000 has not been paid. Ms. Farrell’s bonus was determined in accordance with the 2021 bonus plan and reflected achieving three out of four established performance goals plus an additional $10,000 discretionary bonus.
[3]	Prior to becoming our Chief Financial Officer on January 1, 2021, Ms. Farrell served as our Controller on a consultant basis and this amount includes $55,000 of consulting fees.
[4]	In January 2021, Mr. Redmond received RSUs covering 3,000,000 shares of our common stock, with a value of $540,000, which vest equally over 36 months. The shares will be delivered in satisfaction of the vested portion of this award upon the earlier of Mr. Redmond’s cessation of service or a corporate transaction. In July 2021, Mr. Redmond received 5,300,000 shares of common stock to replace the unissued shares per his November 28, 2018 amended employment agreement. The Company recognized $53,000 of compensation expense related to the 5,300,000 shares granted, with a fair value of $0.01 per share, for the year ended July 31, 2021.
[5]	In January 2021, Ms. Farrell received RSUs covering 1,000,000 shares of our common stock, with a value of $180,000, which vest equally over 36 months. The shares will be delivered in satisfaction of the vested portion of this award upon the earlier of Ms. Farrell’s cessation of service or a corporate transaction.
[6]	In May 2022, we issued Mr. Redmond 750,000 stock options with a value of $225,000, which vest 50% at year one and 50% at year two. The options expire in 10 years.
[7]	In May 2022, we issued Ms. Farrell 600,000 stock options with a value of $180,000, which vest 50% at year one and 50% at year two. The options expire in 10 years.
[8]	Includes health insurance premiums paid.
[9]	For information regarding the determination of the fair value of stock-based awards, see Notes 2 and 7 of Notes to Financial Statements in our Form 10-K for the fiscal year ended July 31, 2022.

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Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
	Grant Date	Target ($)	Maximum ($)	Stock Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
Joseph Michael Redmond (1)	1/27/2022	$360,000	$540,000	–	$–	$–
	5/19/2022	–	–	750,000	0.30	225,000
Christine M. Farrell (2)	1/27/2022	60,000	100,000	–	–	–
	5/19/2022	–	–	600,000	0.30	180,000

(1) Non-equity incentive plan awards represent the target and maximum amounts of cash incentive compensation payable under our annual cash incentive plan. The annual incentive plan is based on calendar year 2022 and awards will be determined in January 2023. For Mr. Redmond, target payments amounts are paid at 100% of the target incentive and assume goal attainment of 100% of the corporate performance. Maximum payment amounts reflect 150% of the annual target incentive, which assumes the attainment of the other corporate goals.
(2) Non-equity incentive plan awards represent the target and maximum amounts of cash incentive compensation payable under our annual cash incentive plan. The annual incentive plan is based on calendar year 2022 and awards will be determined in January 2023. For Ms. Farrell, target payments amounts are paid at 30% of the target incentive and assume goal attainment of 100% of the corporate performance. Maximum payment amounts reflect 50% of the annual target incentive, which assumes the attainment of the other corporate goals.
(3) The stock option awards were granted in May 2022 and vest 50% on the first anniversary and 50% on the second anniversary.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding outstanding equity awards held by our named executive officers as of July 31, 2022.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unearned Unexercised Options (#) Exercisable	Number of Securities Underlying Unearned Exercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Joseph Michael Redmond	5/19/2022	–	750,000	[3]	$0.30	5/18/2032	–		$–
		1/1/2021	–		–	-	1,416,667	[1]	255,000
Christine M. Farrell	5/19/2022	–	600,000	[3]	0.30	5/18/2032	–		–
		1/1/2021	–		–	-	472,222	[2]	85,000

__________________

(1) Mr. Redmond was granted 3,000,000 RSUs in January 2021 which vest equally over 36 months.

(2) Ms. Farrell was granted 1,000,000 RSUs in January 2021 which vest equally over 36 months.

(3) These options vest as to 50% of the total in May 2023 and 50% in May 2024.

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Options Exercised and Stock Vested

The following table provides information about options exercised and stock awards vested for the named executive officers during fiscal 2022.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Joseph Michael Redmond	–	$–	1,000,000	$352,500
Christine M. Farrell	–	–	333,333	117,500

_________________

(1) The value realized on vesting was determined based on the fair value of our common stock when the shares vested.

Contractual Arrangements

Mr. Redmond

On January 21, 2021, the Board and Mr. Redmond entered into an employment agreement (the “Agreement”) for a three-year term, subject to one-year renewals. Pursuant to the Agreement, Mr. Redmond receives an initial base salary of $300,000 per year, subject to an increase to $360,000 once the Company has obtained a total of $5,000,000 in funding. Mr. Redmond is eligible to participate in our performance-based cash incentive bonus program. Mr. Redmond is eligible to receive a bonus for each calendar year during the term of the Agreement, of between fifty percent (50%) and one hundred fifty percent (150%) of Base Salary, commencing with the 2021 calendar year, based on the attainment of individual and corporate performance goals and targets established by mutual agreement between the Board and Mr. Redmond prior to January 31st of each calendar year. In connection with this Agreement, Mr. Redmond was granted RSUs covering 3,000,000 shares of our common stock, vesting in equal monthly installments over 36 months, with accelerated vesting upon a change in control.

In addition, the Agreement provides for certain payments and benefits in the event of a termination of Mr. Redmond’s employment under specific circumstances. If, during the term of the Agreement, his employment is terminated by us other than for “cause,” or he resigns for “good reason”, he would be entitled to continuation of his base salary at the rate in effect immediately prior to the termination date for the greater of (x) the time remaining in the current term (i.e. the initial term or a subsequent term) or (y) 24 months following the termination date (the “Severance Period”). The Company will continue to pay for Mr. Redmond’s health and dental coverage for the shorter of (x) the severance period or (y) the maximum period permissible under COBRA. In addition, he would receive eighty percent (80%) of the maximum amount of his annual bonus for the calendar year in which the termination occurs, paid generally at the same time as other executives receive their bonuses. The Company will also assign any outstanding life insurance policies on Mr. Redmond’s life to Mr. Redmond, provided that he continue to pay applicable premiums to continue coverage. The unvested portion of any outstanding options or restricted stock units will vest upon such termination of employment.

Under the Agreement, “Cause” means generally that Mr. Redmond (x) pleads guilty or is convicted of a felony, in connection with the performance of his obligations to the Company, which materially and adversely affects his ability to perform such obligations, or (y) the commission and conviction by Mr. Redmond of an act of fraud or embezzlement against the Company.

“Good Reason” means generally the material breach by the Company of the Agreement; a reduction in base salary or benefits; a diminution of title or responsibilities; a change in the reporting line such that Mr. Redmond no longer reports directly to the Board; the assignment to Mr. Redmond of duties not commensurate with his position as CEO; a failure by the Company to reappoint Mr. Redmond to a position held prior to a change in control; elimination by the Company of equity-based compensation without providing equivalent substitutes thereunder; the substantial diminution of Mr. Redmond’s fringe benefits; the mandatory relocation of Mr. Redmond’s principal residence in order to continue to serve as CEO; or the failure by the Company to require a successor entity to assume the Agreement.

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Under the Agreement, Mr. Redmond is generally subject to a non-compete and non-solicit during his employment and for the duration of the Severance Period.

Ms. Farrell

On January 21, 2021, the Board and Ms. Farrell entered into an employment agreement (the “CFO Agreement”) for a three-year term, as Chief Financial Officer, subject to one-year renewals. Ms. Farrell will initially receive a base salary of $120,000 per year, subject to an increase to $200,000 once the Company has obtained a total of $5,000,000 in funding. Ms. Farrell is eligible to receive a bonus for each calendar year during the term of the Agreement of up to twenty percent (20%) of base salary, commencing with the 2021 calendar year, based on the attainment of individual and corporate performance goals and targets established by the Board. In connection with the CFO Agreement, Ms. Farrell was granted RSUs covering 1,000,000 shares of our common stock, vesting in equal monthly installments over 36 months, with accelerated vesting upon a change in control.

In addition, the CFO Agreement provides for certain payments and benefits in the event of a termination of Ms. Farrell’s employment under specific circumstances. If, during the term of the CFO Agreement, her employment is terminated by us other than for “cause,” or she resigns for “good reason,” she would be entitled to continuation of her base salary at the rate in effect immediately prior to the termination date for the greater of (x) the time remaining in the current term (i.e. the initial term of a subsequent term) or (y) 6 months following the termination date (the “CFO Severance Period”). The Company will continue to pay for Ms. Farrell’s health and dental coverage for the shorter of (x) the severance period or (y) the maximum period permissible under COBRA. In addition, she would receive eighty percent (80%) of the maximum amount of her annual bonus for the calendar year in which the termination occurs, paid generally at the same time as other executives receive their bonuses. The Company will also assign any outstanding life insurance policies on Ms. Farrell’s life to Ms. Farrell, provided that she continue to pay applicable premiums to continue coverage. The unvested portion of any outstanding options or restricted stock units will vest upon such termination of employment.

Under the Agreement, “Cause” means generally that Ms. Farrell (x) pleads guilty or is convicted of a felony, in connection with the performance of her obligations to the Company, which materially and adversely affects her ability to perform such obligations, or (y) the commission and conviction by Ms. Farrell of an act of fraud or embezzlement against the Company.

“Good Reason” means generally the material breach by the Company of the CFO Agreement; a 20% reduction in base salary; a failure by the Company to reappoint Ms. Farrell to a position held prior to a change in control; elimination by the Company of equity-based compensation without providing equivalent substitutes thereunder; the substantial diminution of Ms. Farrell’s fringe benefits; the mandatory relocation of Ms. Farrell’s principal residence in order to continue to serve as CFO; or the failure by the Company to require a successor entity to assume the CFO Agreement.

Under the Agreement, Ms. Farrell is generally subject to a non-compete and non-solicit during her employment and for the duration of the Severance Period.

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PROPOSAL NO. 2:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In Proposal 2, we are asking stockholders to approve, on a non-binding, advisory basis, a resolution approving our executive compensation as reported in this Proxy Statement.

We urge stockholders to read the Summary Compensation Table and other related compensation tables, which provide additional information on the compensation of our named executive officers. The Board and the Compensation Committee believe that our executive compensation program has supported and contributed to our recent and long-term success and the creation of long-term stockholder value; and that these programs are effective in helping us attract and retain the high caliber of executive talent necessary to drive our business forward and build sustainable value for our stockholders.

In accordance with regulations issued under Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking stockholders to approve the following non-binding, advisory resolution at the Annual Meeting:

"RESOLVED, that the compensation paid to the named executive officers of Odyssey, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and any related material disclosed in this proxy statement, is hereby approved."

While this advisory resolution, commonly referred to as a “say on pay” resolution, is non-binding, the Board and Compensation Committee will carefully review and consider the voting results when making future decisions regarding our executive compensation program.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION

APPROVING ODYSSEY’S NAMED EXECUTIVE OFFICERS’ COMPENSATION.

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PROPOSAL NO. 3:

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK BY A RATIO OF NOT LESS THAN ONE-FOR-TWO AND NOT MORE THAN ONE-FOR-TWO HUNDRED, WITH THE EXACT RATIO TO BE SET WITHIN THIS RANGE BY OUR BOARD OF DIRECTORS IN ITS SOLE DISCRETION, AT ANY TIME ON OR BEFORE DECEMBER 31, 2023, THE IMPLEMENTATION AND TIMING OF WHICH SHALL BE SUBJECT TO THE DISCRETION OF OUR BOARD OF DIRECTORS

We are seeking stockholder approval to grant the Board discretionary authority to amend the Company's Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of our Common Stock, par value $0.001 per share, such split to combine a whole number of outstanding shares of our Common Stock in a range of not less than two shares and not more than two hundred (200) shares, into one share of Common Stock at any time on or before to December 31, 2023 (the “Reverse Split Proposal”).

The amendments will not change the number of authorized shares of Common Stock or Preferred Stock or the relative voting power of our stockholders. The number of authorized shares will not be reduced. The number of authorized but unissued shares of our Common Stock will materially increase and will be available for reissuance by the Company. The reverse stock split, if effected, would affect all of our holders of Common Stock uniformly.

The Board unanimously approved, and recommended seeking stockholder approval of this Reverse Split Proposal, on November 14, 2022.

Even if the stockholders approve the Reverse Split Proposal, we reserve the right not to effect any reverse stock split if the Board does not deem it to be in the best interests of our stockholders. The Board believes that granting this discretion provides the Board with maximum flexibility to act in the best interests of our stockholders. If this Reverse Split Proposal is approved by the stockholders, the Board will have the authority, in its sole discretion, without further action by the stockholders, to effect a reverse stock split.

The Board's decision as to whether and when to effect the reverse stock split will be based on a number of factors, including prevailing market conditions, existing and expected trading prices for our Common Stock, actual or forecasted results of operations, and the likely effect of such results on the market price of our Common Stock.

Following a reverse stock split, the number of our outstanding shares of Common Stock will be significantly reduced. A reverse stock split will also affect our outstanding stock options, restricted stock units and shares of Common Stock issued under the Company's Amended and Restated 2021 Omnibus Stock Incentive Plan, as well warrants, convertible notes, and equity line of credit. Under these plans, the number of shares of Common Stock deliverable upon exercise or grant must be appropriately adjusted and appropriate adjustments must be made to the purchase price per share to reflect the reverse stock split.

The reverse stock split is not being proposed in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our stockholders.

There are certain risks associated with a reverse stock split, and we cannot accurately predict or assure the reverse stock split will produce or maintain the desired results (for more information on the risks see the section below entitled “Certain Risks Associated with a Reverse Stock Split”). Our Board believes that the benefits to the Company and our stockholders outweigh the risks and recommends that you vote in favor of granting the Board the discretionary authority to effect a reverse stock split.

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Reasons for the Reverse Stock Split

The Board believes that, should the appropriate circumstances arise, effecting the reverse stock split would increase the price of our Common Stock which would, among other things, help us to:

•	Meet certain listing requirements of the NASDAQ Capital Market;

•	Appeal to a broader range of investors to generate greater investor interest in the Company; and

•	Improve the perception of our Common Stock as an investment security.

Meet Listing Requirements - Our Common Stock is listed on the OTC Markets PINK (ODYY). The Board’s intention to seek uplisting to the NASDAQ Capital Market. In order to list on such an exchange, the stock price would need to be a minimum of Four Dollars ($4.00) per share.

Improve the Perception of Our Common Stock as an Investment Security - Our Board believes that effecting the reverse stock split is one potential means of increasing the share price of our Common Stock to improve the perception of our Common Stock as a viable investment security. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of our Common Stock, but also our market liquidity. As an independent medical device company, we believe that we may be particularly sensitive to this type of negative public perception and, if this Reverse Split Proposal is approved, our Board would have the ability to increase our per share price if it determines that it is undermining our current or future prospects.

Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company - An increase in our stock price may make our Common Stock more attractive to investors. Brokerage firms may be reluctant to recommend lower-priced securities to their clients lower-priced securities. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of our Common Stock. Investment funds may also be reluctant to invest in lower-priced stocks. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Giving the Board the ability to effect a reverse stock split, and thereby increase the price of our Common Stock, would give the Board the ability to address these issues if it is deemed necessary.

Certain Risks Associated with a Reverse Stock Split

Even if a reverse stock split is effected, some or all of the expected benefits discussed above may not be realized or maintained. The market price of our Common Stock will continue to be based, in part, on our performance and other factors unrelated to the number of shares outstanding.

The reverse stock split will reduce the number of outstanding shares of our Common Stock without reducing the number of shares of available but unissued Common Stock, which will also have the effect of increasing the number of authorized but unissued shares. The issuance of additional shares of our Common Stock may have a dilutive effect on the ownership of existing stockholders.

The current economic environment in which we operate, the debt we carry and other risks which affect our ability to operate as a going concern, along with otherwise volatile equity market conditions, could limit our ability to raise new equity capital in the future.

21

Principal Effects of a Reverse Stock Split

If our stockholders approve this Reverse Split Proposal and the Board elects to effect a reverse stock split, our issued and outstanding shares of Common Stock, for example, would decrease at a rate of approximately one (1) share of Common Stock for every ten (10) shares of Common Stock currently outstanding in a one-for-ten split. The reverse stock split would be effected simultaneously for all of our Common Stock, and the exchange ratio would be the same for all shares of Common Stock. The reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder's percentage ownership interests in the Company, except to the extent that it results in a stockholder receiving cash in lieu of fractional shares. The reverse stock split would not affect the relative voting or other rights that accompany the shares of our Common Stock, except to the extent that it results in a stockholder receiving cash in lieu of fractional shares. Common Stock issued pursuant to the reverse stock split would remain fully paid and non-assessable. The reverse stock split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have no current plans to take the Company private. Accordingly, a reverse stock split is not related to a strategy to do so.

In addition to the change in the number of shares of Common Stock outstanding, a reverse stock split would have the following effects:

Increase the Per Share Price of our Common Stock - By effectively condensing a number of pre-split shares into one share of Common Stock, the per share price of a post-split share is generally greater than the per share price of a pre-split share. The amount of the initial increase in per share price and the duration of such increase, however, is uncertain. If appropriate circumstances exist, the Board may utilize the reverse stock split as part of its plan to maintain the required minimum per share price of the Common Stock under the NASDAQ listing standards noted above.

Increase in the Number of Shares of Common Stock Available for Future Issuance - By reducing the number of shares outstanding without reducing the number of shares of available but unissued Common Stock, a reverse stock split will increase the number of authorized but unissued shares. The Board believes the increase is appropriate for use to fund the future operations of the Company. Although the Company does not have any pending acquisitions for which shares are expected to be used, the Company may also use authorized shares in connection with the financing of future acquisitions.

The following table contains approximate information relating to our common stock, based on share information as of November 16, 2022:

	Current	After Reverse Split if 1:2 Ratio is Selected	After Reverse Split if 1:200 Ratio is Selected
Authorized Common Stock	500,000,000	500,000,000	500,000,000
Common Stock issued and outstanding	73,994,154	36,997,077	369,971
Common Stock Warrants issued and outstanding	7,558,607	3,779,304	37,793
Common Stock issuable upon exercise of outstanding stock options	11,095,000	5,547,500	55,475
Common Stock issuable upon the settlement of stock unit awards	8,050,000	4,025,000	40,250
Common Stock reserved for issuance for future grants under 2021 Omnibus Stock Plan	8,905,000	4,452,500	44,525
Common Stock issuable upon conversion of Convertible Notes	7,878,333	3,939,167	39,392
Common Stock authorized but unissued and unreserved/unallocated	384,118,906	442,059,453	499,420,595
Authorized Preferred Stock	100,000,000	100,000,000	100,000,000

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Although a reverse stock split would not have any dilutive effect on our stockholders, a reverse stock split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, giving our Board an effective increase in the authorized shares available for issuance, in its discretion. Our Board from time to time may deem it to be in the best interests of the Company and our stockholders to enter into transactions and other ventures that may include the issuance of shares of our Common Stock. If our Board authorizes the issuance of additional shares subsequent to the reverse stock split described above, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the reverse stock split not been effected. Many stock issuances not involving equity compensation do not require stockholder approval, and our Board generally seeks approval of our stockholders in connection with a proposed issuance only if required at that time.

Require Adjustment to Currently Outstanding Securities Exercisable or Convertible into Shares of our Common Stock - A reverse stock split would effect a reduction in the number of shares of Common Stock issuable upon the exercise or conversion of our outstanding stock options and Convertible Notes in proportion to the reverse stock split ratio. The exercise price of outstanding options and conversion price of our Convertible Notes would increase, likewise in proportion to the reverse stock split ratio.

Require Adjustment to the Number of Shares of Common Stock Available for Future Issuance Under our Amended and Restated 2021 Omnibus Stock Incentive Plan - In connection with any reverse split, our Board would also make a corresponding reduction in the number of shares available for future issuance under the foregoing plan so as to avoid the effect of increasing the number of authorized but unissued shares available for future issuance under such plans.

In addition, a reverse stock split may result in some stockholders owning “odd lots” of less than one hundred (100) shares of Common Stock, which may be more difficult to sell and may cause those holders to incur greater brokerage commissions and other costs upon sale.

Authorized Shares of Common Stock

The Reverse Stock Split Proposal will not change the number of authorized shares of Common Stock but will increase the number of authorized shares available for future issuance for corporate needs such as equity financing, retirement of outstanding indebtedness, stock splits and stock dividends, employee benefit plans, or other corporate purposes as may be deemed by the Board to be in the best interests of the Company and its stockholders. The Board believes the increase in available shares for future issuance is appropriate to fund the future operations of the Company. It will also provide the Company with greater flexibility to respond quickly to advantageous business opportunities However, we may from time to time explore opportunities to make acquisitions through the use of stock. As a result, the Company's current number of authorized shares of Common Stock may enable the Company to better meet its future business needs.

We believe that the current amount of authorized Common Stock will make a sufficient number of shares available, should the Company decide to use its shares for one or more of such previously mentioned purposes or otherwise. The current capital will provide the Board with the ability to issue additional shares of stock without further vote of the stockholders of the Company, except as provided under Nevada corporate law or under the rules of any national securities exchange on which shares of stock of the Company are then listed.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the Reverse Split Proposal is approved by our stockholders, our Board, in its sole discretion, will determine whether such an action is in the best interests of the Company and our stockholders, taking into consideration the factors discussed above. If our Board believes that a reverse stock split is in our best interests and the best interest of our stockholders, our Board will then implement the reverse stock split.

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We would then file a certificate of amendment to our Certificate of Incorporation with the Secretary of the State of Nevada at such time as our Board had determined as the appropriate effective time for the reverse stock split to effect the reverse split. The certificate of amendment would add a new provision providing that holders of our Common Stock immediately prior to the filing of the amendment will receive one share of Common Stock for each number of shares selected by the Board. Upon the filing of the certificate of amendment, and without any further action on the part of the Company or our stockholders, the issued shares of Common Stock held by stockholders of record as of the effective date of the reverse stock split would be converted into a lesser number of shares of Common Stock calculated in accordance with the reverse stock split ratio of not less than one-for-two (1:2) or not more than one-for-two hundred (1:200), as selected by our Board and set forth in the certificate of amendment.

For example, if a stockholder presently holds 1000 shares of our Common Stock, he or she would hold 500 shares of Common Stock following a one-for-two reverse stock split, or five shares of Common Stock following a one-for-two hundred reverse stock split, in each case with an additional amount of cash in lieu of fractional shares as described below under “Fractional Shares.” Beginning on the effective date of the split, each certificate representing pre-split shares would be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the effective date of the reverse stock split, stockholders would be notified that the reverse stock split had been effected.

Effect on Beneficial Holders (i.e., Stockholders Who Hold in “Street Name”)

Upon the reverse stock split, we intend to treat Common Stock held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their customers holding Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold shares of Common Stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders (i.e., Stockholders That are Registered on the Transfer Agent's Books and Records but do not Hold Certificates)

Some of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent, Computershare. These stockholders do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares or fractional shares, if applicable. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder's address of record indicating the number of shares (including fractional shares) of Common Stock held following the reverse stock split.

Effect on Certificated Shares

Upon the reverse stock split our transfer agent will act as our exchange agent and assist holders of Common Stock in implementing the exchange of their certificates.

Commencing on the effective date of a reverse stock split, stockholders holding shares in certificated form will be sent a transmittal letter by our transfer agent. The letter of transmittal will contain instructions on how a stockholder should surrender his or her certificates representing Common Stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole post-reverse stock split Common Stock, as applicable (“New Certificates”). No New Certificates will be issued to a stockholder until that stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange Old Certificates. The letter of transmittal will contain instructions on how you may obtain New Certificates if your Old Certificates have been lost. If you have lost your certificates, you will have to pay any surety premium and the service fee required by our transfer agent.

Until surrendered, we will deem outstanding Old Certificates held by stockholders to be canceled and only to represent the number of whole shares to which these stockholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of shares, will automatically be exchanged for New Certificates.

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STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO BY THE TRANSFER AGENT. SHORTLY AFTER THE REVERSE STOCK SPLIT THE TRANSFER AGENT WILL PROVIDE REGISTERED STOCKHOLDERS WITH INSTRUCTIONS AND A LETTER OF TRANSMITTAL FOR CONVERTING OLD CERTIFICATES INTO NEW CERTIFICATES. STOCKHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER OLD CERTIFICATES TO THE TRANSFER AGENT (ACTING AS EXCHANGE AGENT IN CONNECTION WITH THE REVERSE STOCK SPLIT) IN ORDER TO AVOID HAVING SHARES BECOME SUBJECT TO ESCHEAT LAWS.

Fractional Shares

Our Board does not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of any fractional shares, we will issue to stockholders who would otherwise hold a fractional share that number of shares of Common Stock as rounded up to the nearest whole share. For example, if a stockholder holds 150.75 shares of Common Stock following the Reverse Stock Split, that stockholder will receive 151 shares of the Common Stock. No stockholders will receive cash in lieu of fractional shares.

Accounting Matters

The par value of our Common Stock would remain unchanged at $0.001 per share, if a reverse stock split is effected.

The Company's stockholders' equity in its consolidated balance sheet would not change in total. However, the Company's stated capital (i.e., $0.001 par value times the number of shares issued and outstanding), would be proportionately reduced based on the reduction in shares of Common Stock outstanding. Additional paid in capital would be increased by an equal amount, which would result in no overall change to the balance of stockholders' equity.

Additionally, net income or loss per share for all periods would increase proportionately as a result of a reverse stock split since there would be a lower number of shares outstanding. We do not anticipate that any other material accounting consequences would arise as a result of a reverse stock split.

A reduction in stated capital will, under Nevada law, create a corresponding increase in paid-in surplus (i.e., the excess of net assets over stated capital), and the Company may make distributions, such as the payment of dividends, up to the amount of its surplus provided that the distribution does not cause it to become insolvent, and subject to the limitations of its debt financing agreements.

Potential Anti-Takeover Effect

Even though a potential reverse stock split would result in an increased proportion of unissued authorized shares to issued shares, which could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of us with another company), the Reverse Split Proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to our Board and our stockholders.

No Appraisal Rights

Our stockholders are not entitled to appraisal rights with respect to a reverse stock split, and we will not independently provide stockholders with any such right.

Federal Income Tax Consequences of a Reverse Stock Split

The following discussion is a summary of certain U.S. federal income tax consequences of the reverse stock split to the Company and to stockholders that hold shares of Common Stock as capital assets for U.S. federal income tax purposes. This discussion is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated under the Code, and U.S. administrative rulings and court decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, and differing interpretations. Changes in these authorities may cause the U.S. federal income tax consequences of the reverse stock split to vary substantially from the consequences summarized below.

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This summary does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders who may be subject to special tax treatment under the Code, including, without limitation, dealers in securities, commodities or foreign currency, persons who are treated as non−U.S. persons for U.S. federal income tax purposes, certain former citizens or long−term residents of the United States, insurance companies, tax−exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons that are partnerships or other pass−through entities for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, traders that mark−to−market their securities, persons subject to the alternative minimum tax, persons who hold their shares of Common Stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired their shares of Common Stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation. If a partnership or other entity classified as a partnership for U.S. federal income tax purposes holds shares of Common Stock, the tax treatment of a partner thereof will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding shares of the Company's common stock, you should consult your tax advisor regarding the tax consequences of the reverse stock split.

The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the federal income tax consequences of the reverse stock split. The state and local tax consequences of the reverse split may vary as to each stockholder, depending on the jurisdiction in which such stockholder resides. This discussion should not be considered as tax or investment advice, and the tax consequences of the reverse stock split may not be the same for all stockholders. Stockholders should consult their own tax advisors to know their individual federal, state, local and foreign tax consequences.

Tax Consequences to the Company. We believe that the reverse stock split will constitute a reorganization under Section 368(a)(1)(E) of the Internal Revenue Code. Accordingly, we should not recognize taxable income, gain or loss in connection with the reverse stock split. In addition, we do not expect the reverse stock split to affect our ability to utilize our net operating loss carryforwards.

Tax Consequences to Stockholders. Stockholders should not recognize any gain or loss for U.S. federal income tax purposes as a result of the reverse stock split, except to the extent of any cash received in lieu of a fractional share of Common Stock (which fractional share will be treated as received and then exchanged for cash). Each stockholder's aggregate tax basis in the Common Stock received in the reverse stock split, including any fractional share treated as received and then exchanged for cash, should equal the stockholder's aggregate tax basis in the Common Stock exchanged in the reverse stock split. In addition, each stockholder's holding period for the Common Stock it receives in the reverse stock split should include the stockholder's holding period for the Common Stock exchanged in the reverse stock split.

In general, a stockholder who receives cash in lieu of a fractional share of Common Stock pursuant to the reverse stock split should be treated for U.S. federal income tax purposes as having received a fractional share pursuant to the reverse stock split and then as having received cash in exchange for the fractional share and should generally recognize capital gain or loss equal to the difference between the amount of cash received and the stockholder's tax basis allocable to the fractional share. Any capital gain or loss will generally be long term capital gain or loss if the stockholder's holding period in the fractional share is greater than one year as of the effective date of the reverse stock split. Special rules may apply to cause all or a portion of the cash received in lieu of a fractional share to be treated as dividend income with respect to certain stockholders who own more than a minimal amount of common stock (generally more than 1%) or who exercise some control over the affairs of the Company. Stockholders should consult their own tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Reverse Split Proposal except to the extent of their ownership of shares of our Common Stock.

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Reservation of Right to Abandon Reverse Stock Split

We reserve the right to abandon a reverse stock split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Nevada of the certificate of amendment to our Certificate of Incorporation, even if the authority to effect a reverse stock split has been approved by our stockholders at the Special Meeting. By voting in favor of a reverse stock split, you are expressly also authorizing the Board to delay, not to proceed with, and abandon, a reverse stock split if it should so decide, in its sole discretion, that such action is in the best interests of the stockholders.

Vote Required

The affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on the matter is required for approval of the Reverse Split Proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK BY A RATIO OF NOT LESS THAN ONE-FOR-TWO AND NOT MORE THAN ONE-FOR-TWO HUNDRED, WITH THE EXACT RATIO TO BE SET WITHIN THIS RANGE BY OUR BOARD OF DIRECTORS IN ITS SOLE DISCRETION, AT ANY TIME ON OR BEFORE 31, 2023, THE IMPLEMENTATION AND TIMING OF WHICH SHALL BE SUBJECT TO THE DISCRETION OF OUR BOARD OF DIRECTORS

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PROPOSAL NO. 4:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR FISCAL 2023

The Audit Committee has appointed Turner, Stone & Company, LLP (“Turner Stone”) as our independent registered public accounting firm to audit our consolidated financial statements and internal controls over financial reporting for the year ending July 31, 2023. Although we are not required to seek stockholder approval of this appointment, the Board has determined it to be sound corporate governance to do so. If the appointment is not ratified by stockholders, the Audit Committee will investigate the possible bases for the negative vote and will reconsider the appointment in light of the results of its investigation.

Turner Stone has served as our independent registered public accounting firm since October 2020. A representative of Turner Stone is expected to be present at the Annual Meeting. The representative will be given the opportunity to make a statement on behalf of Turner Stone if the representative so desires, and the representative will be available to respond to appropriate stockholder questions.

We understand the need for Turner Stone to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of Turner Stone, our Audit Committee has restricted the non-audit services that Turner Stone may provide. These determinations are among the key practices adopted by the Audit Committee in its “Policies and Procedures for the Approval of Audit and Non-audit Services Provided by the Independent Auditor.” Under these policies, with Audit Committee pre-approval, we may use Turner Stone for the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; employee benefit plan audits; and reviews and procedures that we engage Turner Stone to undertake to provide assurances on matters not required by laws or regulations.

	Year Ended July 31,
	2022	2021
Audit fees (1)	$48,880	$99,554
Audit-related fees(2)	3,000	11,050
Taxation services	–	–
Accounting and other services	–	–
Total	$51,880	$110,604

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements.
(2)	Audit-related fees for professional services provided in connection with our S-1 and S-3 filings.

All of the services performed by Turner Stone in 2022 and 2021 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. This policy describes the permitted audit, audit-related, tax and other services that the independent auditors may perform. Generally, pre-approval is provided at regularly scheduled committee meetings; however, the authority to pre-approve services between meetings, as necessary, has been delegated to the Chairman of the Audit Committee, subject to formal approval by the full Audit Committee at the next regularly scheduled meeting.

The Audit Committee believes that the foregoing expenditures are compatible with maintaining the independence of our independent registered public accounting firm.

Vote Required

The affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on the matter is required for approval of this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE'S APPOINTMENT OF TURNER, STONE & COMPANY, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2023.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and 10% shareholders to file reports of ownership and changes in ownership with the SEC. Officers, directors and 10% shareholders are required by SEC regulations to furnish us with all Section 16(a) reports they file. Based solely on our review of the copies of such reports we received and written representations from our officers, directors and 10% shareholders, we believe that all required reports were timely filed in fiscal 2022, except for the following:

•	Mr. Redmond failed to timely file on Form 4 related to the 750,000 stock options granted on May 19, 2022.
•	Messrs. Casey, Conroy, Gandolfo and Richardson failed to timely file on Form 4 related to the 500,000 stock options granted to each on May 19, 2022.
•	Mr. Farrell failed to timely file on Form 4 related to the 600,000 stock options granted on May 19, 2022.
•	Mr. VanLandingham failed to timely file on Form 4 related to the 100,000 stock options granted on May 19, 2022.
•	Mr. VanLandingham failed to timely file on Form 4 related to the 1,000,000 shares issued to Prevacus, Inc. on June 10, 2022.

CODE OF ETHICS

We have adopted the Odyssey Health, Inc. Code of Business Conduct and Ethics (the “Code of Ethics”), which applies to all of our directors, officers and employees. You can view the Code of Ethics on our website at www.odysseyhealthinc.com. A copy of the Code of Ethics will be provided in print without charge to all interested parties who submit a request in writing to Odyssey Health, Inc., request in writing, Attn: Corporate Secretary at the address provided on page 1 of this Proxy Statement.

ANTI-HEDGING POLICY

We have adopted the Odyssey Health, Inc. Anti-Hedging Policy (the “AHP”), which applies to all of our directors, officers and employees. You can view the AHP on our website at www.odysseyhealthinc.com. A copy of the AHP will be provided in print without charge to all interested parties who submit a request in writing, Attn: Corporate Secretary at the address provided on page 1 of this Proxy Statement.

HOUSEHOLDING

In accordance with applicable regulations, we deliver a single Annual Report and Proxy Statement to certain persons who share an address, unless we have been notified that such persons prefer to receive individual copies of those documents. This practice is referred to as “householding.” If you reside at an address that received only one copy of proxy materials as a result of householding, we will deliver additional copies upon oral or written request. If you wish to receive separate copies in the future, please contact our Corporate Secretary at Odyssey Health, Inc., request in writing, or by phone at (844) 368-9663. If you and others living at your address received multiple copies of proxy materials and prefer to receive a single copy, you may request that a single copy be sent in the future by contacting us as described above.

OTHER MATTERS

As of the date of this Proxy Statement, the Board is not aware of any other matters that may come before the Annual Meeting. The persons named in the enclosed proxy card intend to vote the proxy in accordance with their best judgment if any other matters properly come before the Annual Meeting.

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We will provide, without charge, on the written request of any beneficial owner of shares of our common stock entitled to vote at the Annual Meeting, a copy of our Annual Report on Form 10-K as filed with the SEC for our fiscal year ended July 31, 2022. Written requests should be mailed to Odyssey Health, Inc., 2300 West Sahara Avenue, Suite 800 - #4012, Las Vegas, NV 89102, Attn: Corporate Secretary.

Please return the enclosed proxy card as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the Annual Meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy card exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

By Order of the Board of Directors

/s/ Joseph Michael Redmond
Las Vegas, Nevada	Joseph Michael Redmond President and Chief Executive Officer

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APPENDIX A

SAMPLE PROXY CARD

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D55664-Z80802

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ODYSSEY HEALTH, INC.
(FORMERLY ODYSSEY GROUP INTERNATIONAL, INC.)

The Board of Directors recommends you vote FOR

	For All	Withhold All	For All Except
1. To elect a Board of Directors, consisting of five members, to serve for a term of one year or until their successors are duly elected and qualified	▮	▮	▮

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Joseph Michael Redmond
02) Jerome H. Casey
03) Jeffrey Conroy
04) John P. Gandolfo
05) Ricky W. Richardson

The Board of Directors recommends you vote FOR proposal 2.

	For	Against	Abstain
2. Approve, on an advisory basis, the Company's executive compensation	▮	▮	▮

The Board of Directors recommends you vote FOR proposals 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

A-1

D55665-Z80802

ODYSSEY HEALTH, INC.

(Formerly Odyssey Group International, Inc.)

Annual Meeting of Stockholders

_____________, 2023 at 10:00 am Eastern Time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Joseph Michael Redmond and Christine M. Farrell, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ODYSSEY HEALTH, INC.. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 am, Eastern Time on ___________, 2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

A-2